Exhibit 10.1
CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

CONTRACT TO PROVIDE DEDICATED FRACTURING FLEET(S) FOR FRACTURING SERVICES
PARTIES:
Contractor: U.S. Well Services, Inc. (“Contractor”), 1600 West Loop South, Houston, Texas 77027
Producer: Antero Resources Appalachian Corporation (“Producer”), 1625 17th Street, Denver, Colorado 80202
This CONTRACT TO PROVIDE DEDICATED FLEET(S) FOR FRACTURING SERVICES is entered into November 1, 2011, sets forth the terms and conditions by which Contractor will provide a dedicated fleet(s) to Producer.
IN CONSIDERATION of the mutual promises, conditions and agreements contained herein and the specifications and special provisions set forth in Exhibits A, B, C, C-1, D and E, attached hereto and incorporated herein and made a part hereof (all comprising the “Contract”), Producer engages Contractor as an independent contractor to provide dedicated fracturing services in the shale plays listed herein and/or the hereinafter designated well or wells on a Per Stage / Well Basis.
Contractor shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein.

1.	DEFINITIONS:

1.1
“Claim” means any loss, cost, liability, damage, claim, security interest, lien, or expense of any kind or character whether constitutional, statutory, contractual, tortious, or equitable (including without limitation judgment amounts, settlement amounts, remedial obligations, court costs and expenses, and reasonable attorneys’ fees — including attorneys’ fees incurred in the enforcement of any indemnity, release, protection, defense, or hold harmless obligation contained in this Contract).

1.2
“Consequential Damages” means any special, indirect, incidental, or consequential damages, costs, or expenses of any kind or character (including but not limited to loss of use, lost income (rental or otherwise), lost or delayed profits or revenue, loss of business or goodwill, unabsorbed overhead, and increased expenses).

1.3
“Contractor Group” means Contractor, its parents, subsidiaries and affiliates, and its subcontractors of every tier, and each of their respective owners, officers, directors, members, managers, partners, employees, agents, representatives, invitees, insurers, successors and/or assigns.

1.4
“DFFC” means Dedicated Fracturing Fleet Charge which shall be incurred by Producer, as per Exhibit C for each period of scheduled, but not performed, fracturing services by Contractor, excluding maintenance, rig up/rig down days.

1.5	“Frac Fleet/Crew” shall include all dedicated Hydraulic Horsepower (BHP), equipment, labor, maintenance, and materials, to perform hydraulic fracturing services for Producer.

1.6
“Force Majeure Event” or “FME” means —to the extent (but only to the extent) beyond the reasonable control of the party claiming force majeure relief — an Act of God, war (declared or undeclared), insurrection (not of labor pool) revolution, rebellion (not of labor pool) or civil strife, piracy, civil war or hostile action, terrorist acts, riots, acts of public enemies, and governmental/regulatory actions (including governmental moratorium of the Services). Force Majeure Event does not include (i) a financial change in the market conditions that would decrease the prices agreed to in this Contract, (ii) a laying down of rigs (unless caused by another FME), (iii) a downturn in the price of oil or natural gas, (iv) the inability of Producer to obtain materials, equipment, water or other items necessary for Contractor to perform hydraulic fracturing services (unless caused by another FME); or (v) economic infeasibility or market conditions.

1.7	“Location Of Shale Play and/or Geographic Area” shall have the meaning as defined in Exhibit A.

1.8	“Per Stage/Well Basis” shall have the meaning as defined in Exhibit C.

1.9
“Producer Group” means Producer, its parents, subsidiaries, and affiliates, and Producer’s customers and other contractors and subcontractors of every tier, and each of their respective owners, officers, directors, members, managers, employees, representatives, agents, invitees, insurers, successors and/or assigns.

1.10
“Services” shall mean any and all work, labor, equipment, supplies, tools, manufactured articles, materials, facilities, and/or goods (in whole and/or in part) to be provided by Contractor to Producer pursuant to this Contract.

2.	LOCATION OF SHALE PLAY AND/OR WELL(S): EXHIBIT A
Location of Shale Play and/or wells shall be as listed in Exhibit A.

3.	COMMENCEMENT DATE AND TERM: EXHIBIT B
The Services under this Contract shall begin as of the Start Date (as defined in Exhibit B), and remain in full force and effect for the Term (as defined in Exhibit B), unless terminated as authorized in Article 7 or Exhibit C.

4.	STAGES: EXHIBIT C
The conditions, provisions and rates in this Contract assume the number of stages or wells per quarter as listed in Exhibit C. Failure to utilize Contractor for the stages or wells agreed to shall result in a DFFC, except in the event of (i) a Force Majeure Event when the Force Majeure Rate (as defined in Exhibit C.) will apply or (ii) termination in accordance with Section 7 of this Contract (in which case the provisions of Section 7 regarding payment shall apply).

5.	STAGE/WELL RATES: EXHIBITS C AND C-1
Contractor shall be paid at the following rates for the Services performed hereunder.

5.1	Mobilization: Producer shall pay Contractor a Mobilization Fee as listed in Exhibit C.

5.2
Operating Stage/Well/Day Rate: Shall be as listed in Exhibit C-1 and shall be the price paid by Producer to Contractor for all fracture stimulations services during the Term, subject to revision to the extent provided in Section 5.7 for those items specifically identified in Section 5.7 below.

5.3	Standby Time Rate: Shall be as listed in Exhibit C.

5.4	Force Majeure Rate: Shall be as listed in Exhibit C for any continuous period that agreed upon times of operation are suspended or cannot be carried on due to conditions of a Force Majeure Event.

5.5
Reimbursable Costs: Producer shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Producer as provided for herein but which for convenience are actually furnished by Contractor at Producer’s request, plus[***] for such cost of handling.

5.6	Down Time Rate: Shall be as listed in Exhibit C.

5.7
Revision In Rates: The rates and/or payments herein set forth due to Contractor from Producer shall be revised on a quarterly basis to reflect the increase or decrease in costs if the costs of any of the items hereinafter listed exceeds [***] of such costs on either the Start Date (as defined in Exhibit B) of this Contract or the date of any revision pursuant to this Section 5.7, [***]:

(1)    Fuel adjustments for fuel in excess of $[***], and proppant and chemical costs to be reviewed on a quarterly basis.
(2)    If there is any change in environmental, legislation or regulations at the site where the Services are being performed that imposes direct, out-of-pocket additional fees or financial requirements on Contractor.

5.8
Equipment Rates: Equipment costs shall be reviewed on an annual basis on the anniversary of the Start Date and may either [***] but only by mutual agreement of the parties. If the parties do not agree, the price shall remain as is. In the event

Producer seeks to terminate this Contract early based on equipment costs, the Early Termination Fee shall apply.

6.	TIME OF PAYMENT: EXHIBIT C
Payment is due by Producer to Contractor as follows:

6.1
Services Performed: Payment of all undisputed invoices for any and all Services performed in accordance with this Contract and all other applicable charges shall be due thirty (30) days from date of Producer’s receipt of Contractor’s properly supported invoice. All invoices may be mailed to Producer at the address hereinabove shown, unless an alternative means of submission is listed in Exhibit C. The rates agreed to be paid to Contractor by Producer shall include (i) insurance premiums paid by Contractor in acquiring and maintaining the insurance required by this Contract, and (ii) taxes, fees, licenses, and permits required pursuant to this Contract. All rate schedules of Contractor provided to Producer shall include the foregoing. Invoices received in a form not in accordance with this Contract shall be returned by Producer to Contractor unpaid within thirty (30) days of receipt by Producer. The rates to be paid to Contractor by Producer for the actual performance of the Services shall be in lieu of any other charges for materials or supplies furnished by Contractor for use in the Services or any separate charges for any type of transportation to and from any site, unless otherwise specified in the scheduled rates. Notwithstanding anything contained in this Contract to the contrary, no Standby Time Rate, Force. Majeure Rate, Down Time Rate, or other rate shall apply when Contractor’s personnel or equipment are not at Producer’s disposal.

6.2
Disputed Invoices and Late Payment: If Producer disputes any part of an invoice, Producer shall, within thirty (30) days after receipt of the invoice notify Contractor of the item(s) disputed, specifying the reason therefore, and providing the amount Producer asserts should be the correct amount, and payment of only the item(s) disputed in good faith may be withheld until settlement of the dispute. The parties will use their commercially reasonable efforts to settle all such disputes within ten (10) days of the notice of such dispute, and Producer shall pay the agreed upon amount within five (5) days from the date of resolution of the dispute. Producer may, in its sole discretion, pay disputed items without waiver of its right to seek reimbursement at a later time.

Timely payment shall be made of any undisputed portion. Any sums (including amounts ultimately paid with respect to a disputed invoice) not paid within the above specified days shall bear interest at the rate of 1.5% or the maximum legal rate, whichever is less, per month from the due date until paid.
Payment by Producer of any invoice shall be without prejudice and shall not constitute a waiver of Producer’s right subsequently to question or to contest the amount or correctness of said invoice and to seek reimbursement. If Producer does not pay undisputed items within the above stated time, Contractor may suspend operations or terminate this Contract as specified under Subsection 7.1(b) and Producer shall pay the Early Termination Fee.

7.	EARLY TERMINATION RIGHTS AND RATES: EXHIBITS B & C

7.1	Early Termination:

(a)	By Producer:
(1)    Termination without Cause. Even if Contractor is not in breach of this Contract and no Force Majeure Event prevents performance of the Services, Producer shall have the right to direct the stoppage of the Services upon reasonable written notice to Contractor and/or terminate the Contract effective not less than sixty (60) days from receipt of prior written notice. If Producer elects to stop the Services pursuant to this Subsection 7.1(a)(1), Producer shall pay Contractor the Standby Time Rate as set forth in paragraph 3 of Exhibit C hereof If Producer terminates the Contract pursuant to this Subsection 7.1(a)(1), Producer shall reimburse Contractor as set forth in Section 7.2 hereof
(2)    Termination for Cause. In the event Producer provides Contractor written notice that Contractor is not meeting minimum standards as set forth in Exhibit C and C-1 or is otherwise in breach or default of this Contract (through no fault of Producer Group), Contractor will have thirty (30) days from receipt of written notice to cure the instance of failure, breach, or default during the Term; and if Contractor fails to cure within thirty (30) days of written notice, Producer may (in its sole discretion) terminate the Contract, and no Early Termination Fee shall be due, Notwithstanding the foregoing, in the event of a third instance of any material failure, breach, or default, or any instance thereafter, of Contractor’s failure to meet minimum standards (as set forth in Exhibit C and C-1) or any other material breach or default of this Contract (regardless whether the subsequent material failure, breach, or default is the same as or entirely different from the prior instances), Contractor will have five (5) days from receipt of written notice to cure the instance of failure, breach or default during the Term, and if Contractor fails to cure within five (5) days of written notice, Producer may (in its sole discretion) terminate the Contract and no Early Termination Fee shall be due; provided, however, in the event of a fourth instance of any material failure, breach, or default, Producer may (in its sole discretion) terminate the Contract immediately or at any time prior to cure by Contractor and no Early Termination Fee shall be due. Producer shall have no obligation to pay Contractor any rate (Force Majeure, Operating, Standby, DFFC, or Down Time) during any time when Contractor is in default or breach or is failing to meet minimum standards set forth in Exhibit C and C-1 (including any time when Contractor is curing any failure, breach, or default); provided, however, Producer shall be obligated to pay Contractor amounts due for Services performed in accordance with this Contract.
(3)    In the event Contractor becomes insolvent, or be adjudicated bankrupt, or file, by way of petition or anger, a debtor’s petition or other pleading seeking adjustment of Contractor’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Contractor, or in case a receiver be appointed of Contractor or Contractor’s property, or any part thereof, or Contractor’s affairs be placed in the hands of a creditor’s committee, Producer may terminate the Contract on ten (10) days’ notice, and no Early Termination Fee shall be due; and Producer shall be obligated to pay Contractor only amounts due for Services performed in accordance with this Contract through the end of the notice period.
(4)    Producer has no right to terminate this Contract except as provided in this Subsection 7.1(a) and in Paragraph 4 of Exhibit C.

(b)
By Contractor: In the event Producer shall become insolvent, or be adjudicated bankrupt, or file, by way of petition or answer, a debtor’s petition or other pleading seeking adjustment of Producer’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Producer, or in case a receiver be appointed of Producer or Producer’s property, or any part thereof or Producer’s affairs be placed in the hands of a creditor’s committee, or, following three business days prior written notice to Producer if Producer does not pay Contractor within the time specified in Section 6.2 all undisputed items due and owing, Contractor may terminate further performance of any Services under this Contract and Contractor’s right to compensation shall be as set forth in Section 7.2. Contractor has no right to terminate this Contract except as provided in this Subsection 7.1(b).

7.2	Liquidated Damages:

(a)
Prior to Commencement: In the event Producer terminates this Contract prior to commencement of Services pursuant to Subsection 7.1(a)(1), Producer shall pay Contractor as liquidated damages and not as a penalty a sum equal to the Early Termination Fee as provided in Exhibit C.

(b)
Prior to Completion: If Producer terminates this Contract prior to completion of the stages/well fracturing pursuant to Subsection 7.1(0(1), Producer shall pay Contractor as liquidated damages and not as a penalty the lump sum equal to the Early Termination Fee as provided in Exhibit C.

(c)	Liquidated Damages To Producer: If Producer terminates this Contract at any time based on Subsection 7.1(a)(2) or if Contractor attempts to terminate this Contract (or otherwise ceases to perform its obligations under this Contract) for any reason other than those expressly allowed under Subsection 7.1(b), then (1) Producer shall have no obligation to pay Contractor an Early Termination Fee and (ii) Producer shall be obligated to pay Contractor only amounts due for Services performed in accordance with this Contract through the date of termination (or cessation of Services by Contractor), If Producer terminates this Contract due to Contractor’s bad-faith breach or if Contractor attempts to terminate this Contract (or otherwise ceases to perform its obligations under this Contract) for any reason other than those expressly allowed under Subsection 7.1(b), Contractor shall pay Producer, as liquidated damages and not as a penalty, the sum equal to Producer’s increased costs necessary to hire and employ a replacement fracturing contractor to perform the Services contemplated in this Contract through the end of the Term.

(d)
The liquidated damage provisions in Subsections 7.2(a), 7.2(b), and 7.2(c) set forth the complete understanding and agreement of the parties concerning the sole remedy for the specified event and supersede and merge all prior written or oral communications regarding the subject matter hereof.

7.3
Termination Compensation Procedure: Should Producer terminate this Contract by providing sixty (60) days’ notice as provided in Subsection 7.1(a)(1) stated above, Producer shall continue to be responsible for meeting its well requirements during such sixty (60) day notice period. Following such sixty (60) day notice period, Producer shall owe the Early Termination Fee as listed in Exhibit C. Should Producer terminate this Contract pursuant to Subsections 7.1(a)(2) or 7.1(a)(3), Producer shall continue to be responsible for meeting its well requirements during the applicable notice period; and following the applicable notice period, Producer shall owe no further amounts to Contractor.

8.	FRACTURING METHODS AND PRACTICES: BID PROPOSAL EXHIBIT C-1

8.1	Subject to the terms hereof, Contractor shall provide services as listed in Exhibit C and C-1 (the “Services”).

8.2
Each party hereto agrees to comply with all laws, rules, and regulations of any federal, state or local governmental authority which are now or may become applicable to that party’s operations covered by or arising out of the performance of this Contract. In the event any provision of this Contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and this Contract shall continue in full force and effect.

8.3
Contractor warrants that (i) all Services shall be performed with the skill, care, and diligence, in a good and workmanlike manner, in accordance with the terms of this Contract and generally accepted industry standards of performance and in a timely manner; (ii) Contractor’s tools, machinery, and equipment used in connection with the Services shall be of good quality for their purposes, be free from defect, meet all engineering standards and specifications provided by Producer, have been prepared, tested, and shipped in accordance with the provisions of this Contract; and (iii) Contractor, its subcontractors, and their employees are sufficiently experienced and fully trained to perform the Services.

8.4
Contractor shall perform the Services in a safe and environmentally conscientious manner, taking all reasonable and necessary actions, including, but not limited to, those required by any applicable governmental law, rule, or regulation, as well as generally accepted industry practices to protect persons, property and the environment. Contractor shall keep all work sites and surrounding areas free from waste and unnecessary material accumulations caused by Contractor’s operations. Contractor shall not discharge or release hazardous materials to the environment at any work site. Contractor shall be solely responsible for any and all cleanup, removal, remediation, damages, fines, penalties, or other expenses in the event of any such discharge or release. The parties agree to cooperate to ensure that Contractor’s (racking fluids, drilling completion, and/or produced fluids used in performance of the Services are free from hazardous materials. To the extent any such fluids contain hazardous materials, Contractor shall notify Producer.

8.5
Any Services found defective, unsuitable, or in any way noncompliant with the terms of this Article 8 or any provision of this Contract shall be, at Contractor’s reasonable option after consultation with Producer, promptly removed, replaced, or corrected by Contractor without additional charge to Producer, provided Contractor is notified within thirty (30) days of invoice for such defective, unsuitable, or noncompliant Services. If Producer does not give notice of any defective, unsuitable, or noncompliant Services within the notice period, or if after Contractor corrects the Services and Producer does not advise Contractor in writing within ten (10) days of the completion of such corrective action of any further defective, unsuitable or noncompliant Services, Contractor shall have no further obligation to remove, replace, or correct such defective, unsuitable, or noncompliant Services.

8.6	THE EXPRESS WARRANTIES SET FORTH IN ARTICLE 8 SHALL BE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED.

9.	INGRESS, EGRESS, AND LOCATION:
Producer hereby grants to Contractor the rights of ingress and egress with respect to the parcel on which the Services are to be performed as contemplated by this Contract. Should Contractor be denied free access to such site for any reason not within Contractor’s reasonable control, any time lost by Contractor as a result of such denial shall be paid for at the Standby Time Rate. Producer agrees at all times to maintain the road and location in such a condition that will allow free and safe access and movement to and from the site for heavy oilfield equipment tractors and trailers with limits of approximately 90,000 pounds gross vehicle weight. The actual cost of repairs to any transportation equipment furnished by Contractor or its personnel damaged as a result of improperly maintained access roads or location will be charged to Producer. Producer shall reimburse Contractor for all amounts reasonably expended by Contractor for repairs and/or reinforcement of roads, bridges and related or similar facilities (public and private) resulting from Producer’s failure to comply with its obligations hereunder. Notwithstanding anything contained in this Contract to the contrary, Contractor shall be responsible for all Claims arising out of damage to public roadways, bridges, and appurtenances to the extent required by law and caused by the negligence and willful misconduct of Contractor Group.

10.	PAD SITE(S):
Producer shall prepare a pad site(s) measuring approximately one-hundred-ninety (190) feet by three-hundred (300) feet per pad. In the event Producer’s pad site is smaller than approximately one-hundred-ninety (190) feet by three-hundred (300) feet per pad and is not of a sufficient size to accommodate the Contractor’s performance of the Services set forth in Exhibit C-1; then Contractor and Producer shall discuss a reasonable modification to the Services set forth in Exhibit C-1; provided, however, that any modification to the Services must ensure stimulation of the applicable well.

11.	EQUIPMENT CAPACITY:
Contractor shall provide equipment capable of performing the Services under the conditions described in Exhibit C. Contractor shall not be obligated to perform Services under conditions that exceed the maximum bpm or psi conditions set forth in Exhibit C. In the event the operation would exceed the maximum bpm or psi conditions set forth in Exhibit C Contractor shall be entitled to increased equipment charges (but only to the extent approved by Producer in advance, which approval shall not be unreasonably withheld or delayed).

12.	TERMINATION OF LOCATION LIABILITY:
When Contractor has complied with all reasonable requests of Producer regarding cleanup of the site, removed all of its tools, equipment, and debris from the site, concluded operations at the well site, and vacated the premises, Producer shall thereafter be liable for damage to property, personal injury or death of any person which occurs as a result of conditions of the well site and Contractor shall be relieved of such liability; provided, however, if Contractor shall subsequently reenter upon the location for any reason, including removal of equipment, any term of the Contract relating to such reentry activity shall become applicable during such period.

13.	AUDIT:

13.1
For twenty-seven (27) months following the completion of any Services performed hereunder, Contractor agrees to retain records concerning the Services. Contractor, utilizing its designated representative, shall make such records available for inspection by Producer, at Producer’s expense (if any), during normal business hours at the place where such records are regularly maintained, with ten (10) business days advance notice. No audit shall be performed during the end of Contractor’s monthly accounting period as this would cause undue disruption to Contractor’s business processes. This period shall not be included in the 10 business day advance notice required above.

13.2
Producer’s right to inspect records concerning Services does not waive, alter or otherwise affect the obligations of Producer regarding invoices as set forth above. All records and information inspected or disclosed hereunder shall be kept strictly confidential and shall only be disclosed to those employees of Producer who have a need to know such information, who shall also be bound by the confidentiality provisions of this Contract. Contractor shall have the right to exclude any trade secrets, formulas, processes or other proprietary information from such audit by Producer.

13.3	Producer shall have no right to audit the books of Contractor as to prices charged to other customers or any other terms or conditions agreed to with other customers of Contractor.

14.	NO WAIVER EXCEPT IN WRITING:
It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract or other duly authorized agent or representative of the party, which (1) in the case of Contractor, shall not include changes made in the field unless made by a person classified as a District Manager or above or a VP of the parties and (ii) in the case of Producer, shall not include any changes made by any field personnel. Producer’s field personnel are not authorized to modify, amend, or waive any provision of this Contract.

15.	INTENTIONALLY OMITTED

16.	GOVERNING LAW:
To the maximum extent permitted by law, the laws of the State of Texas (excluding the Texas Oilfield Anti-Indemnity Act, Tex. Civ. Prac. & Rem. Code 127.001 et seq. (the “Anti-Indemnity Ace”) to the extent the Act may be excluded), and (without regard to any conflicts of law rules that would direct or refer to the laws of a different jurisdiction) shall govern the validity, construction, and enforcement of this Contract and the rights and obligations of the Parties hereunder,

17.	INFORMATION CONFIDENTIAL:

17.1
To the fullest extent permitted by applicable law, Producer shall treat all information obtained from or supplied by Contractor Group in connection with the Services as confidential and proprietary information of Contractor Group and shall not permit its release, publication or disclosure to third parties or make any public announcement or publicity releases concerning or containing same without the prior written authorization of Contractor or as required by law. Producer shall also be responsible to Contractor for ensuring that all members of Producer Group comply with this requirement. Nothing herein shall be construed or interpreted as conveying or assigning any rights, title, interest or license in and to any equipment or processes utilized, furnished or provided by Contractor Group in connection with the performance of the Services.

17.2
To the fullest extent permitted by applicable law, Contractor shall treat all information obtained from or supplied by Producer Group to Contractor Group in connection with the Services as confidential and proprietary information of Producer Group and shall not permit its release, publication or disclosure to third parties or make any public announcement or publicity releases concerning or containing same without the prior written authorization of Producer or as required by law. Contractor Group shall also be responsible to Producer for ensuring that all members of Contractor Group comply with this requirement. Nothing herein shall be construed or interpreted as conveying or assigning any rights, title, interest or license in and to any intellectual property or processes developed by Producer Group in connection with the performance of the Services.

17.3
Information obtained by one party from the other party that would be otherwise be treated as confidential and proprietary under Sections 17.1 or 17.2 above is excluded from the confidentiality obligations hereunder if such information was (i) actually known to the non-disclosing party prior to the disclosure as demonstrated by written records; (ii) independently obtained legally, without restriction, by the non-disclosing party from a third-party who was under no legal obligation to the disclosing party to maintain the confidentiality thereat or (iii) publicly available.

18.	SUBCONTRACTS:
Either party may employ other contractors or subcontractors to perform any of the operations or services to be provided or performed by it.

19.	INDEMNITY:

19.1
INDEMNITY OBLIGATIONS. Except as expressly provided in this Contract, all release, protection, defense, indemnity, and hold harmless obligations and/or liabilities assumed by either party, whether arising out of or related to the ingress, egress, loading, or unloading of personnel or cargo, any presence on any premises (whether land, building, vehicle, platform, aircraft, vessel or otherwise) owned, operated, chartered, leased, used, controlled or hired by any member of Producer Group or Contractor Group, [***].

19.2
CONTRACTOR’S GENERAL INDEMNITY. Contractor shall release, protect, defend, indemnify, and hold harmless Producer Group from and against any and all Claims arising out of the bodily injury, illness, death, or the damage to or loss of property of any member of Contractor Group in any manner caused by (directly or indirectly), resulting from, incident to, arising out of, or connected in any way to the Services or this Contract REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1). The obligations set forth in this Section 19.2 shall include, without limitation, any medical, compensation, or other benefits paid by Producer or any member of Producer Group or for which Producer Group is responsible in connection with employees of Contractor Group and shall apply even if the employee is determined to be the statutory or borrowed employee of Producer or any member of Producer Group.

19.3
PRODUCER’S GENERAL INDEMNITY. Producer shall release, protect, defend, indemnify, and hold harmless Contractor Group from and against any and all Claims arising out of the bodily injury, illness, death, or the damage to or loss of property of Producer in any manner caused by (directly or indirectly) resulting from, incident to, arising out of, or in any way connected with the Services, REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1).

19.4
WAIVER OF INDIRECT AND CONSEQUENTIAL DAMAGES. Subject to, but without limiting, the parties’ obligations to pay the liquidated damages under Subsection 7.2 but notwithstanding any other provision of this Contract to the contrary, each party shall waive and shall release, protect, defend, indemnify, and hold harmless the other party Group from and against any and all Claims for Consequential Damages of the indemnifying party, REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1). The obligations assumed pursuant to this Section 19.4 shall be in addition to, and shall in no way limit, the obligations assumed under any other provision of this Contract, including without limitation the obligations assumed in other sections of this Article 19. Furthermore, notwithstanding any other provision of this Contract to the contrary, neither party shall be liable to the other for any punitive or exemplary damages to the extent such damages result from the other party’s conduct, actions, or failures to act.

19.5
CONTRACTOR’S INTELLECTUAL PROPERTY INDEMNITY. Contractor shall release, protect, defend, indemnify, and bold harmless Producer Group from and against any and all Claims for infringement of any patents, copyrights, trademarks, or any other intellectual property rights or trade secret misappropriations to the extent directly or indirectly arising out of or in any way connected with or incident to this Contract or any Services (except as provided in Section 19.6 below), REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1).

19.6
PRODUCER’S INTELLECTUAL PROPERTY INDEMNITY. Producer shall release, protect, defend, indemnify, and hold harmless Contractor Group from and against any and all Claims for infringement of any patents, copyrights, trademarks, or any other intellectual property rights or trade secret misappropriations to the extent directly arising out of information, techniques, or equipment provided to Contractor by Producer, REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1).

19.7
CONTRACTOR’S INDEMNITY FOR FAILURE TO COMPLY WITH LAWS. Notwithstanding anything contained in this Contract (including without limitation all other provisions of this Article 19) to the contrary, Contractor shall release, protect, defend, indemnify, and hold harmless Producer Group from and against any and all Claims to the extent that such Claims arise out of or result from Contractor’s failure to comply with any governing law, rules, or regulations applicable to Contractor’s business and/or the Services.

19.8
PRODUCER’S INDEMNITY FOR FAILURE TO COMPLY WITH LAWS. Notwithstanding anything contained in this Contract (including without limitation all other provisions of this Article 19) to the contrary, Producer shall release, protect, defend, indemnify, and hold harmless Contractor Group from arid against any and all Claims to the extent that such Claims arise out of or result from Producer’s failure to comply with any governing law, rules, or regulations applicable to Producer’s business and/or its performance hereunder.

19.9
CONTRACTOR’S POLLUTION INDEMNIFICATION. Subject to the indemnity obligations contained in Sections 19.2 and 19.3 and notwithstanding anything to the contrary in the other provisions of this Contract, Contractor shall be responsible for and assume all liability for and shall release, protect, defend, indemnify, and hold harmless Producer Group from and against Claims for the cost of cleanup and/or remediation of pollution and/or unauthorized release or discharge (including but not limited to any spilling, leaking, pumping, pouring, emitting, emptying, injecting, escaping, leaching, dumping, or disposing into the environment) of any substance, material, sewage, compound, mixture, pollutant, or contaminant, which originates from Contractor Group’s property REGARDLESS OF FAULT.

19.10
PRODUCER’S POLLUTION INDEMNIFICATION. Subject to the indemnity obligations contained in Sections 19.2 and 19.3 and notwithstanding anything to the contrary in the other provisions of this Contract, Producer shall be responsible for and assume all liability for and shall release, protect, defend, indemnify, and hold harmless Contractor Group from and against Claims for the cost of cleanup and/or remediation of pollution and/or unauthorized release or discharge (including but not limited to any spilling, leaking, pumping, pouring, emitting, emptying, injecting, escaping, leaching, dumping, or disposing into the environment) of any substance, material, sewage, compound, mixture, pollutant, or containment, which originates from Producer Group’s property, REGARDLESS OF FAULT.

19.11
PRODUCER’S DOWNHOLE INDEMNIFICATION. Notwithstanding anything herein to the contrary, if Contractor’s downhole equipment is damaged or lost in the well, below the rotary table, and such lost or damaged equipment is not covered by “lost in hole” insurance or other loss coverage provided by Contractor, then Producer shall be liable to Contractor for the lesser of the repair cost or actual cash value of the lost or damaged equipment. To the extent that insurance proceeds to any member of Contractor Group reduce the financial loss due to the lost or damaged equipment, the loss or damage shall be born and provided for in said insurance or coverage agreement. Producer’s liability for any such damaged or lost downhole equipment shall be limited to the lesser of (a) substantiated repair cost, or (b) actual cash value, provided that Contractor reasonably establishes the date of purchase or manufacture.

19.12
CERTAIN LOSSES. SUBJECT TO SUBSECTION 19.2 BUT NOTWITHSTANDING ANYTHING IN SECTION 19 OR THIS CONTRACT TO THE CONTRARY, CONTRACTOR GROUP SHALL NOT BE LIABLE FOR AND PRODUCER SHALL RELEASE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS:

(A)    RESULTING FROM RADIOACTIVITY WHERE THE RELEASE IS CAUSED, IN WHOLE OR IN PART, BY CONDITIONS OR EVENTS BELOW THE ROTARY TABLE, REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1);
(B)    FOR RESERVOIR OR UNDERGROUND DAMAGE, INCLUDING (WITHOUT LIMITATION) LOSS OF OIL, GAS, OTHER MINERAL SUBSTANCES, WATER, AND THE WELL BORE REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1);
(C)    FOR SUBSURFACE TRESPASS OR ANY ACTION IN THE NATURE THEREOF UNLESS THE CONTRACTOR’S SERVICES RELATE TO OR INVOLVE THE SUBSURFACE DIRECTIONAL DRILLING OF A WELL, REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1); AND
(D)    FOR THE COST OF CONTROLLING A WILD WELL, REGARDLESS OF CAUSE (AS PROVIDED IN SECTION 19.1).

19.13
The indemnity obligations under this Contract shall be supported by liability insurance obtained for the benefit of the other party Group as the indemnified party Group with minimum limits and coverages not less than those required to be obtained pursuant to Article 20 and Exhibit D. Additionally, the indemnity obligations are not intended to be limited by any insurance requirements except to the extent mandated by applicable law, and the insurance requirements and the indemnity provisions shall be separate and distinct obligations that shall be separately and independently enforceable.

19.14
In the event that any protection or obligation under this Article 19 is prohibited or unenforceable by any federal, state, or local law or regulation, the protection or obligation shall be modified to the extent, but only to the extent, required to comply with said law or regulation, and as so modified said protection or obligation shall continue in full force and effect. In particular, if it is judicially determined that the insurance required under Article 20 or Exhibit D or if the indemnity obligations assumed by the parties under this Article 19 exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnity obligations shall automatically be amended to conform to the limits permitted under such law.

19.15
Each party shall notify the other party immediately of any Claim related in any way to the Services that may be presented to or served upon it, affording such other party full opportunity to assume the defense of such Claim.

20.	INSURANCE:

20.1
Contractor (and its contractors and subcontractors of every type and tier) shall at its own cost and expense (including deductibles) carry insurance (by any combination of primary or excess and with carriers acceptable to Producer) in the minimum amounts and in accordance with the specifications and requirements set forth in this Article 20 and Exhibit D of this Contract. All such insurance shall be effective prior to the commencement of any Services and shall be maintained in full force and effect at all times Services are performed and/or this Contract is in effect.

20.2
Before engaging in any Services, Contractor shall furnish Producer an executed certificate of insurance (on a form satisfactory to Producer) evidencing the insurance required in this Article 20 and Exhibit D. Contractor shall cause each insurer to agree to give Producer at least thirty (30) days written notice of cancellation, expiration, or non-renewal of any policies or coverage, or of any other changes that would materially reduce the limits or coverage (or increase the costs to Producer) of such policies or coverage.

20.3
Notwithstanding any provision in this Contract to the contrary, failure to secure the insurance coverage, the failure to comply fully with any of the insurance provisions of this Contract, or the failure to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Contract: (i) shall in no way act to relieve Contractor from the obligations of this Contract, and (ii) shall at Producer’s sole option constitute grounds for termination in accordance with Section 7.1(a)(2).

20.4
In no event shall commencement of Services, payment for Services, or failure to object by Producer, constitute a waiver of any of Producer’s rights or Contractor’s obligations under this Article 20, Exhibit D, or any other provision of this Contract.

20.5
All insurance policies of either party, in any way related to the Services and whether or not required by this Contract, shall, but only to the extent of the risks and liabilities assumed by such party under this Contract:

(a)
Name the other party Group as additional insured (except for worker’s compensation, OEE/COW, or professional liability policies) (with such additional insured coverage including coverage for the sole or concurrent negligence of the additional insured and not being restricted to (i) “ongoing operations,” (ii) coverage for vicarious liability, or (iii) circumstances in which the named insured is partially negligent);

(b)	Waive subrogation as to the other party Group; and

(c)	Be primary and non-contributory to any insurance of the other party Group.

20.6
IN THE EVENT THE ANTI-INDEMNITY ACT MAY NOT BE EXCLUDED UNDER SECTION 16, EACH PARTY AGREES TO CARRY SUPPORTING INSURANCE IN EQUAL AMOUNTS OF THE TYPES AND IN THE MINIMUM AMOUNTS AS SPECIFIED IN THE INSURANCE REQUIREMENTS SET FORTH IN EXHIBIT D AND EACH PARTY AGREES THAT THE MAXIMUM AMOUNT OF SUCH SUPPORTING INSURANCE CARRIED IN EQUAL AMOUNTS SHALL BE THE LOWER OF THE MAXIMUM AMOUNT CARRIED BY EITHER PARTY AT THE TIME OF ANY CLAIM, DEMAND OR CAUSES OF ACTION AS LONG AS SUCH AMOUNT IS IN EXCESS OF THE MINIMUM AMOUNT SPECIFIED AND REGARDLESS OF AMOUNTS SPECIFIED IN ANY DOCUMENT OTHER THAN THIS CONTRACT, IT IS AGREED THAT THE MONETARY LIMITS OF INSURANCE REQUIRED HEREUNDER SHALL AUTOMATICALLY BE AMENDED TO CONFORM TO THE MAXIMUM MONETARY LIMITS PERMITTED UNDER LAW. IT IS AGREED THAT EACH PARTY WILL NAME THE OTHER GROUP AS AN ADDITIONAL INSURED AND ALL RIGHTS OF SUBROGATION AGAINST SUCH GROUP AND ITS INSURERS WILL BE WAIVED.

UNDER TEXAS LAW, IF THE PARTY OWING INDEMNITY DOES NOT CARRY INSURANCE IN THE MINIMUM AMOUNTS AS SPECIFIED IN THE INSURANCE REQUIREMENTS SET FORTH IN EXHIBIT D OF THIS CONTRACT TO SUPPORT THE MUTUAL INDEMNITY OBLIGATIONS, OR THE INDEMNITOR’S INSURER BECOMES INSOLVENT, OR THE INDEMNITOR’S INSURER REFUSES TO COVER A CLAIM BASED ON BREACH OF THE INSURANCE CONTRACT BY THE INDEMNITOR, OR IN THE EVENT THE INDEMNITOR’S INSURANCE IS EXHAUSTED FOR ANY

REASON BELOW THE MINIMUM LEVELS REQUIRED IN THIS CONTRACT (EVEN ON THE SAME INCIDENT PAID ON BEHALF OF THE INDEMNITOR OR ANY PERSON OR ENTITY OTHER THAN THE INDEMNITEE), THEN IT IS AGREED THAT THE PARTY OWING INDEMNITY HAS APPROVED SELF INSURANCE UNDER THE ANTI-INDEMNITY ACT TO COVER THE AMOUNT OF INDEMNITY OWED TO THE INDEMNITEE UP TO THE MINIMUM AMOUNTS AS STATED IN THE INSURANCE REQUIREMENTS OF THIS CONTRACT. IT IS THE INTENTION OF THE PARTIES HERETO THAT THE PARTY TO WHOM INDEMNITY IS OWED WILL RECEIVE TILE BENEFIT OF SUCH INDEMNITY REGARDLESS OF WHAT MAY HAPPEN AFTER THIS CONTRACT IS SIGNED THAT MIGHT AFFECT THE INSURANCE REQUIRED TO BE OBTAINED BY THE PARTY OWING THE INDEMNITY.

21.
The provisions of Article 20 shall in no way limit any indemnity obligations of Contractor or Producer, and the limits and coverages of any insurance obtained by either party shall in no way limit the liabilities or obligations assumed by such party pursuant to this Contract.

22.
CLAIMS AND LIENS: Contractor shall timely pay and discharge all valid Claims of its contractors and subcontractors of every type and tier and of any third-party vendors, suppliers, or service providers engaged by Contractor Group for any Services furnished to Producer and shall allow no lien or charge to become fixed upon any property of Producer Group or any property under the management or control of Producer Group. Contractor shall waive, release, protect, defend, indemnify, and hold harmless Producer Group from and against any and all such liens and related Claims. In the event of any lien, Producer shall have the right (without limitation of any other right of Producer provided by contract, law, equity, or otherwise) to withhold payment from Contractor of an amount sufficient to satisfy any such lien and all related Claims. All requests for payment by Contractor shall be accompanied by proof satisfactory to Producer that there are no unsatisfied liens by or Claims from Contractor’s contractors and subcontractors of every type and tier or from any third-party vendors, suppliers, or service providers engaged by Contractor Group for any Services. Contractor shall waive, release, protect, defend, indemnify, and hold harmless Producer Group and all its and successors and assigns from any and all Claims that Contractor Group now holds or may acquire in, on, or against the property of the Producer Group, now owned or hereafter acquired, or any property now or in the future under the management or control of Producer Group; provided, however, that nothing herein shall be interpreted to prevent Contractor from claiming, filing, or enforcing any liens when the rights to such lien arise directly from Producer’s failure to pay Contractor in accordance with this Contract.

23.
ASSIGNMENT: Neither party may assign this Contract, whether to a third party or successor in interest, without the prior written consent of the other, which shall be at the sole discretion of the non-assigning party. Notwithstanding the foregoing, either Contractor or Producer may assign this Contract to a third party with which the assigning party merges or to which the assigning party sells substantially all of its assets. This Contract will be binding upon the permitted successors and assigns of the Parties. In the event of an assignment under this Article 23, the assignor shall remain responsible (in solido with its assignee) to the non-assigning party for all obligations owed to the non-assigning party under this Contract.

24.
NOTICES AND PLACE OF PAYMENT: Notices, reports, and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand with receipt of delivery stamped and executed by the receiving party, certified mailed, return receipt requested, overnight courier with proof of receipt to the addresses shown above. All dates contained herein shall be from the date of actual receipt as evidenced by the above unless expressly stated otherwise herein. All sums payable hereunder to Contractor shall be payable at U.S. Well Services, Inc., 1600 West Loop South, Houston, Texas 77027.

25.
CONTINUING OBLIGATIONS: Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination, including without limitation all indemnity, insurance, and confidentiality obligations and the warranty obligations in Section 8.5.

26.
NON-SOLICITATION: Neither party shall directly or indirectly either for itself or for any other person (by itself, through its employees or through a third party) solicit, recruit, divert, hire or attempt to solicit, divert or hire the other party’s employees during the Term of this Contract and for a period of one (1) year following the termination of this Contract.

27.
SEVERABILITY: If any provision herein is invalid or unenforceable under applicable law, the other provisions herein shall remain in full force and effect in such jurisdiction and the remaining provisions herein shall be liberally construed in order to effectuate the intent of the invalid or unenforceable provision, and the invalidity or unenforceability of any provision herein in one jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

28.
ENTIRE AGREEMENT, ORDER OF INTERPRETATION: This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all Services performed hereunder. All representations, offers, and undertakings of the parties made prior to the effective date hereof, whether oral or in writing, are merged herein, and no other contracts, agreements or work orders, executed prior to the execution of this Contract, shall in any way modify, amend, alter or change any of the terms or conditions set out herein. There have been no material representations or inducement by any person or party as an inducement for any party to enter into this Contract except for what is expressly stated herein.

THE PARTIES EXPRESSLY AND SPECIFICALLY AGREE THAT IN THE EVENT OF A CONFLICT BETWEEN THIS CONTRACT AND TAE SPECIFIC TERMS OF THE BID PROPOSAL, THIS CONTRACT SHALL BE THE CONTROLLING DOCUMENT

SPECIAL PROVISIONS AND SIGNATURE PAGE FOLLOWS

29.	DEDICATED FLEET:
PRODUCER CONTRACTS AND AGREES THAT THIS CONTRACT IS FOR CONTRACTOR TO PROVIDE A DEDICATED FLEET(S) TO PRODUCER UNDER THE TERMS AND CONDITIONS HEREIN. PRODUCER UNDERSTANDS THAT THIS DEDICATED FLEET(S) IS FOREGOING OTHER SERVICES CONTRACTOR COULD ASSIGN TO IT AND REMAINS DEDICATED TO PRODUCER PER THE TERMS AND CONDITIONS OF THIS CONTRACT. IN THE EVENT PRODUCER FAILS TO UTILIZE THE CONTRACTOR DEDICATED FLEET(S) AS AGREED TO HEREIN, THE PRODUCER SHALL PAY THE RATES AS STATED IN Exhibit C to Contractor for any stand-by time or for failing to achieve the Per Stage/Well Basis, unless (i) excused by a Force Majeure Event or (ii) the Contract is terminated in accordance with Article 7 (in which case Contractor’s compensation shall be determined in accordance with Article 7).

30.
Producer contracts, understands and agrees that this Contract is at market price, (save and except if there is a price deduction or an annual equipment charge reduction) to it by Contractor, and that no reduction in price will occur should conditions, other than expressly agreed to in this Contract, change due to Contractor having agreed to dedicate a fleet(s) to Producer for the Term of this Contract.

31.	INDEPENDENT CONTRACTOR:
With respect to the performance of any and all Services, Contractor will be an independent contractor and neither Contractor nor anyone employed by Contractor will be deemed for any purpose to be the employee, agent, servant, borrowed servant, or representative of Producer in the performance of any Services. Producer shall have no direction or control of Contractor or its employees, agents, representatives, Or subcontractors, except in the results to be obtained. Contractor has full power and authority to select the means, methods, and manner of performing the Work, being responsible to Producer for all materials delivered and for the results contracted for in this Contract, Producer being interested only in the results obtained.

32.	ILLEGAL DRUGS, ALCOHOL, AND FIREARMS:
Contractor warrants and represent that all Contractor Group shall comply with all of Producer’s drug, alcohol, firearm, and similar policies related to the Services. In order to ensure compliance with such policies, any member of Contractor Group may, where permitted by law, be required to submit to and pass a drug or alcohol test prior to reporting to work on Producer’s premises or a third-party owned job site and at random intervals when any Services are being performed. Individuals failing the drug or alcohol test will be immediately removed from the premises or well location where the Services are being performed pending completion of testing in accordance with U.S. Department of Transportation (“DOT”) standards (whether or not the employee is subject to those standards), including but not limited to the use of certified tester complete with GCMS confirmation and medical review. To the extent any Services fall under the drug and alcohol testing requirements of DOT, Contractor shall comply with such requirements.
Producer and any third party on whose property or for whose benefit any Services are performed specifically reserve the right to carry out lawful and reasonable searches of individuals, their personal effects, and vehicles when entering, on, or leaving the premises where Services are performed. The searches shall be initiated by Producer without prior announcement. Individuals found in violation will be immediately removed from the premises where Services are performed. Submission to such a search is strictly voluntary; however, refusal shall be cause for not allowing that individual on the well site or Producer’s other premises. Contractor shall notify its employees of this policy and its enforcement.

33.	PRIMACY:
If there are any conflicts between the provisions of this Contract and any Contractor’s work ticket, invoice, statement, published rate schedule, or any other type of document or memoranda, whether written or oral, between Producer and Contractor, the provisions of this Contract shall control to the extent of the conflict, regardless of the relative dates of any documents.

34.	EXECUTION IN MULTIPLE COUNTERPARTS:
This Contract may be executed in multiple counterparts, each of which shall, for all purposes, be deemed an original but that together shall constitute one and the same instrument. Each party represents and warrants that the person signing this Contract on its behalf has authority to sign this Contract and bind the party thereto.
ACCEPTED: __November 2_, 2011
PRODUCER: Antero Resources        CONTRACTOR: U.S. Well Services, Inc.
Appalachian Corporation

            By:    /s/ Daniel Layton
By:    /s/ Alvyn Schopp        Signature
    Signature

                Daniel Layton, Chairman
            Printed Name & Title
Alvyn Schopp,
Vice President of Accounting and
Administration/Treasurer

EXHIBIT A
LOCATION OF SHALE PLAY AND/OR WELL(s)
For the purposes of this Contract, the
Location of Shale Play and/or Geographic Area shall ONLY be the following: (include state(s) and county(ies))
Shale Operations in West Virginia, Pennsylvania, New York and Ohio
The following areas and any area outside the continental United States are excluded from this Contract:
All others than listed above.
In the event Producer requests Contractor to relocate or add an additional area for the dedicated fleet(s), and Contractor consents to the addition(s) or transfer(s), Producer agrees and understands that there shall be no reduction in the price previously negotiated, and Producer will be responsible for any additional direct, out-of-pocket costs incurred as a result from relocating or operating outside the defined areas above, including but not limited to mobilization to such new areas (at the Mobilization Rate from the current site to the new area), additional crew costs (including lodging) and other additional direct sand, chemical or fleet costs.

EXHIBIT B
COMMENCEMENT DATE TERM:
This Contract shall be for a term of twenty-four (24) months (the “Term”) from the date Services commence (the “Start Date”). Should Producer not engage Contractor to begin fracturing services by May 1, 2012, the DFFC shall apply unless (i) excused by a Force Majeure Event or (ii) the Contract is terminated in accordance with Article 7 (in which case Contractor’s compensation shall be determined in accordance with Article 7). This Contract may extend for an additional year upon mutual written consent by authorized representatives of both parties. If Contractor is unable to commence fracturing services by May 1, 2012, Producer (in its sole discretion) may: (1) terminate and nullify the Contract (in which case, Producer shall owe Contractor no amount whatsoever); or (ii) allow Contractor an extension of time within which to commence fracturing services (in which case, Producer’s obligation to pay Contractor shall not begin until the Contractor begins Services).
The period between the date of the execution of this Contract and the Start Date will be used by the Contractor to assemble the initial fleet necessary to perform Services under this Contract.

EXHIBIT C
PER STAGE/WELL BASIS RATES
INITIAL
Shall be a
    X     24 Hour Service Schedule
Non-24 hour/ Daylight Only Service Schedule
20 Days a Month Service Schedule (including holidays) holidays are defined as Thanksgiving Day Christmas Eve, and Christmas Day. In the event that holidays are being included, Producer shall be responsible for any additional pay due to holiday pay. If a holiday is excluded, but later taken, the time off is subject to DFFC.
All invoices will be mailed to Producer at the address shown above. The conditions, provision and rates in this Contract assume:

1.	Maximum rate and pressure Contractor shall be required to provide per stage shall be [***] bpm at [***] psi.

2.
A minimum of [***] stages will be performed per day for [***] per month. If Producer requires more than [***] fracturing days a month, it shall provide Contractor written notice of such additional services. Contractor will prepare for and charge a per stage price for such additional services at the same rate charges for [***] stages per day.

3.	Contractor shall perform a minimum of [***] per quarter (“Minimum Quarterly Stages”).
Contractor shall be paid at the following rates for the Services performed hereunder.

4.	Mobilization: Rates below will be based on exact mileage from the location of Contractor’s fleet, such amount shall be charged at the initial stage of each job.
$ [***] per vehicle/mile — [***] Vehicle ([***]) Mileage
$ [***] per vehicle/mile — [***] Vehicle ([***]) Mileage
$ [***] per ton/mile — Proppant Delivery

5.
Operating Rate: Shall be as per the Bid Proposal, attached hereto as Exhibit C-1 and shall be the price paid by Producer to Contractor for all fracture stimulations services during the Term as negotiated. The rate will begin when the fleet is positioned and ready to commence operations; and will cease when the stage/well is completed and at such time new mobilization rates shall commence.

6.
Standby Time Rate, DFFC, and Down Time Rate: Shall all be at a rate of $[***] per stage. If Producer (through no fault of Contractor Group) does not provide Contractor the Minimum Quarterly Stages, then $[***] per stage for any stages less than the Minimum Quarterly Stages shall be owed by Producer. If Producer directs stoppage of the Services in accordance with Subsection 7.1(a)(1) of this Contract, Contractor shall take reasonable efforts to find comparable alternative work from another producer during the stoppage. Notwithstanding anything contained in this Contract to the contrary, (i) each stage completed by the Frac Fleet/Crew for another producer [***] and (ii) if Contractor uses the stoppage of Services as an opportunity to perform preventative maintenance on the Frac Fleet, [***].

[***].

7.	Force Majeure Rate: $[***] per day for any continuous period (not to exceed [***]) that normal operations are suspended or cannot be carried on due to a Force Majeure Event, as set forth below.

a.
Without prejudice to and subject to the risk of loss, release and indemnity obligations under this Contract, each party of this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, if such compliance is hindered or prevented by a Force Majeure Event. If a party is rendered unable, wholly or in part, by a Force Majeure Event to perform, that party shall give written notice detailing such Force Majeure Event to the other party as soon as possible, but no later than [***] after the commencement of such Force Majeure Event.

b.	Neither Producer nor Contractor shall be required against its will to adjust any labor or similar disputes except in accordance with applicable law.

c.
Subject to Subsection 4(e) of this Exhibit C, if a Force Majeure Event makes it impossible for Contractor to perform Services in all of the areas/states subject to this Contract, Producer shall pay the Force Majeure Rate for the days that Contractor is unable to perform Services; however, if Contractor is reasonably able to, it shall relocate to another location of Producer or to another producer, so long as said relocation does not displace another fleet (of Contractor or another fracturing services contractor employed by Producer). Any relocation [***]. Producer shall not owe a Force Majeure Rate during the time when Services (or services for another producer) are performed at the other location.

d.
Subject to Subsection 4(e) of this Exhibit C, if a Force Majeure Event renders fracturing impossible or impractical in only certain areas/states subject to this Contract, Producer shall pay the Force Majeure Rate for the days that Contractor is unable to perform Services; however, if Contractor is reasonably able to, it may relocate to another location of Producer or to another producer, so long as said relocation does not displace another fleet (of Contractor or another fracturing services contractor employed by Producer). Any relocation [***]. Producer shall not owe a

Force Majeure Rate during the any time when Services (or services for another producer) are performed at the other location.

e.	Notwithstanding anything contained in this Contract to the contrary, after payment of the Force Majeure Rate for a period of [***] consecutive days:

(i)
if, due to the Force Majeure Event, Contractor is unable to provide equipment necessary to perform the Services, Producer shall have no further obligation to pay the Force Majeure Rate and may enter into a reasonable contract with a third party fracturing services company to provide the Services; and Contractor shall be responsible for the difference between the Operating Stage/Well/Day Rate and the charges Producer incurs from said third party for such Services; until the earlier of (A) the date when the Term of this Contract is scheduled to end as set forth in Exhibit B and (B) the date Contractor resumes Services. [***].

(ii)
if the Force Majeure Event is due to a governmental moratorium of the Services, Producer shall use best efforts to re-locate Contractor to a geographic area where the Services may be performed until the earlier of (A) [***] from the date of notice of the Force Majeure Event and (B) the date the moratorium of the Services ceases. Any such relocation [***]. If Contractor [***].

f.
Notwithstanding anything to the contrary contained in this Contract, the total cumulative number of days throughout the Term for which Producer must pay Contractor the Force Majeure Rate is limited to [***]; and — for any time when Contractor cannot perform Services due to a Force Majeure Event that is beyond the cumulative [***] when the Force Majeure Rate applies — the applicable rate shall be [***].

8.
Regulatory Rate: In the event a governmental body or regulatory agency issues a retroactive or prospective mandate not previously adopted at the time of this Contract that either (a) makes it impossible for Contractor to continue operations or (b) causes an increase in Contractor’s rate, Producer [***].

9.
Contractor’s [***] Fee: If Producer terminates this Contract pursuant to Subsection 7.1(a) after execution of this Contract and prior to the conclusion of the Term specified in Exhibit B, Producer shall pay [***].

EXHIBIT C-1
BID PROPOSAL, INCLUDING DEDICATED EQUIPMENT
SEE ATTACHED PAGES

[***] [6 pages omitted]

EXHIBIT D
CONTRACTOR’S MINIMUM INSURANCE REQUIREMENTS

A.	WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY insurance covering employees engaged in operations hereunder in compliance with all applicable state and federal laws. Coverage to include:

(i)	Workers’ Compensation insurance as required by law.

(ii)	Employer’s Liability with minimum limits of $[***] each employee, $[***] each employee/disease, and $[***] policy limit.

(iii)
In the event marine operations will be performed in connection with any Services, all such policies shall be endorsed to provide that a claim brought “in rem” shall be treated as a claim brought against the insured.

(iv)	All such policies to be endorsed to name Producer as alternate employer.

B.
COMMERCIAL GENERAL LIABILITY insurance with a minimum limit of $[***] per occurrence, with no General Aggregate less than $[***], and including the following: (i) broad form and blanket Contractual Liability coverage covering all operations of the insured and insuring all contractual liability assumed by Contractor under this Contract, including Action Over Indemnification for insured’s own employees; (ii) sudden and Accidental Pollution Liability Coverage; and (iii) blowout, explosion, and cratering liability, underground resources and equipment liability, and severability of interests.

C.
BROAD FORM/COMPREHENSIVE BUSINESS AUTOMOBILE insurance covering all owned, hired and non-owned vehicles with a minimum combined single limit for bodily injury and property damage liability of $[***] per accident or occurrence.

D.
AIRCRAFT (if applicable to any Services) insurance covering all owned or chartered aircraft utilized in operations hereunder with limits of at least $[***] per occurrence, including Passenger Liability.

E.	PROPERTY (FIRST-PARTY) COVERAGE covering all of Contractor’s property and equipment in any way connected with the Services with minimum limits equal to or greater than the value of the equipment.

F.
UMBRELLA LIABILITY on a following form basis or at least as broad as underlying with minimum limits not less than $[***] per occurrence and aggregate, except Automobile Liability which shall not be subject to an aggregate, to apply excess of all underlying coverages referenced above inclusive of items A through E. It is acceptable to provide the minimum total required limits through a combination of primary and excess limits under the various lines of coverage.

G.	PROFESSIONAL ERRORS AND OMISSIONS. In the event professional services are provided by Contractor, Professional Errors and Omissions insurance will be carried for a minimum limit of $[***] per loss.

H.
GENERAL. All insurance policies of Contractor, in any way related to the Services and whether or not required by this Contract, shall, but only to the extent of the risks and liabilities assumed hereunder: (i) name Producer Group (as defined in Section 1.9 of the Contract) as additional insured (except for worker’s compensation, first-party property, or professional liability policies) (with such additional insured coverage including coverage for the sole or concurrent negligence of the additional insured and not being restricted (a) to “ongoing operations,” (b) to coverage for vicarious liability, or (c) to circumstances in which the named insured is partially negligent), (ii) waive subrogation against Producer Group, and (iii) be primary and non-contributory to any insurance of Producer Group.

PRODUCER’S MINIMUM INSURANCE REQUIREMENTS

A.	WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY insurance covering employees engaged in operations hereunder in compliance with all applicable state and federal laws. Coverage to include:

(v)	Workers’ Compensation insurance as required by law.

(vi)	Employer’s Liability with minimum limits of $[***] each employee, $[***] each employee/disease, and $[***] policy limit.

(vii)
In the event marine operations will be performed in connection with any Services, all such policies shall be endorsed to provide that a claim brought “in rem” shall be treated as a claim brought against the insured.

(viii)	All such policies to be endorsed to name Contractor as alternate employer.

B.
COMMERCIAL GENERAL LIABILITY insurance with a minimum limit of $[***] per occurrence, with no General Aggregate less than $[***], and including the following: (i) broad form and blanket Contractual Liability coverage covering all operations of the insured and insuring contractual liability assumed by Contractor under this Contract, including Action Over Indemnification for insured’s own employees; (ii) sudden and Accidental Pollution Liability Coverage; and (iii) blowout, explosion, and cratering liability, underground resources and equipment liability, and severability of interests.

C.
BROAD FORM/COMPREHENSIVE BUSINESS AUTOMOBILE insurance covering all owned, hired and non-owned vehicles with a minimum combined single limit for bodily injury and property damage liability of $[***] per accident or occurrence.

D.
AIRCRAFT (if applicable to any Services) insurance covering all owned or chartered aircraft utilized in operations hereunder with limits of at least $[***] per occurrence, including Passenger Liability.

E.	PROPERTY (FIRST-PARTY) COVERAGE covering all of Producer’s property and equipment at the work site with minimum limits equal to or greater than the value of the equipment.

F.
UMBRELLA LIABILITY on a following form basis or at least as broad as underlying with minimum limits not less than $[***] per occurrence and aggregate, except Automobile Liability which shall not be subject to an aggregate, to apply excess of all underlying coverages referenced above inclusive of items A through E. It is acceptable to provide the minimum total required limits through a combination of primary and excess limits under the various lines of coverage.

G.
GENERAL. All insurance policies of Producer, in any way related to the Contract and whether or not required by the Contract, shall, but only to the extent of the risks and liabilities assumed hereunder (i) name Contractor Group (as defined in Section 1.3 of the Contract) as additional insured (except for worker’s compensation, first-party property, or OEE/COW policies) (with such additional insured coverage including coverage for the sole or concurrent negligence of the additional insured and not being restricted (a) to “ongoing operations,” (b) to coverage for vicarious liability, or (c) to circumstances in which the named insured is partially negligent), (ii) waive subrogation against Contractor Group, and (iii) be primary and non-contributory to any insurance of Contractor Group.